Exhibit 3.01

                            CERTIFICATE OF AMENDMENT

                                       TO


                        THE CERTIFICATE OF INCORPORATION

                                       OF

                                 PTN MEDIA, INC.

     PTN MEDIA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph thereof and substituting in lieu of said paragraph the following new paragraph:

     "1. The name of the corporation is Legend Mobile, Inc. (the
"Corporation")."

     SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said PTN MEDIA, INC. has caused this Certificate to be signed by Peter Klamka, its Chief Executive Officer and Secretary, this 25th day of June, 2002.

                                         PTN MEDIA, INC.

                                         By:  /s/ Peter Klamka
                                              ----------------------------------
                                                  Peter Klamka
                                                  Chief Executive Officer &
                                                  Secretary